Exhibit 99.1 EDISON INTERNATIONAL® Leading the Way in Electricity SM September 23, 2013 0 Revised Business Update September 2013

Exhibit 99.1 EDISON INTERNATIONAL® Leading the Way in Electricity SM September 23, 2013 1 Statements contained in this presentation about future performance, including, without limitation, operating results, asset and rate base growth, capital expenditures, San Onofre Nuclear Generating Station (SONGS), EME bankruptcy, and other statements that are not purely historical, are forward- looking statements. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. These forward-looking statements represent our expectations only as of the date of this presentation, and Edison International assumes no duty to update them to reflect new information, events or circumstances. Important factors that could cause different results are discussed under the headings “Risk Factors,” and “Management’s Discussion and Analysis” in Edison International’s 2012 Form 10-K and other reports filed with the Securities and Exchange Commission, which are available on our website: www.edisoninvestor.com. These filings also provide additional information on historical and other factual data contained in this presentation. Forward-Looking Statements

Exhibit 99.1 EDISON INTERNATIONAL® Leading the Way in Electricity SM September 23, 2013 2 • One of the nation’s largest electric utilities  Nearly 14 million residents in service territory  Approximately 5 million customer accounts  50,000 square-mile service area • Significant infrastructure investments:  1.4 million power poles  700,000 transformers  103,000 miles of distribution and transmission lines • 7 – 9% projected average annual rate base growth through 2017 driven by:  System reliability and infrastructure replacement  California Renewables Portfolio Standard  Technology improvements SCE Highlights

Exhibit 99.1 EDISON INTERNATIONAL® Leading the Way in Electricity SM September 23, 2013 3 SCE Decoupled Regulatory Model Decoupling of Regulated Revenues from Sales Major Balancing Accounts • Fuel • Purchased power • Energy efficiency • Pension-related contributions Advanced Long-Term Procurement Planning • SCE earnings are not affected by changes in retail electricity sales • Differences between amounts collected and authorized levels are either billed or refunded to customers • Promotes energy conservation • Stabilizes revenues during economic cycles • Trigger mechanism for fuel and purchased power adjustments at 5% variance level • Utility cost-recovery via balancing accounts represented over 50% of 2012 costs • Sets prudent upfront standards allowing greater certainty of cost recovery (subject to reasonableness review) Regulatory Model Elements Key Benefits

Exhibit 99.1

Leading the Way in Electricity℠

SCE Customer and Revenue Profile

2012 Sales by Class of Service

Total Sales (millions kWh): 88,215


Agricultural, Resale & Other 4%
Public Authorities 6%
Industrial 9%
Commercial 46%
Residential 35%

2012 Revenue Requirement by Source


FERC 7%
Other CPUC 12%
CPUC GRC Base Rates 48%
Fuel & Purchased Power 33%

2012 Systemwide Average Rate was 14.3¢/ kWh

Note: Other CPUC includes items such as energy efficiency, SONGS steam generator replacement, Solar PV, SmartConnect®, and other

September 23, 2013 4 EDISON INTERNATIONAL®

Exhibit 99.1

Leading the Way in Electricity SM

SCE Customer Demand Trends

Kilowatt-Hour Sales (millions of kWh)	2012	2011	2010	2009	2008
Residential	30,563	29,631	29,034	30,063	30,745
Commercial	40,541	39,622	39,318	40,076	41,978
Industrial	8,504	8,490	8,507	8,524	9,658
Public authorities	5,196	5,206	5,336	5,687	5,931
Agricultural and other	1,676	1,318	1,353	1,499	1,496
Resale	1,735	3,071	4,103	5,868	8,769
Total Kilowatt-Hour Sales	**88,215**	**87,338**	**87,651**	**91,717**	**98,577**
Customers					
Residential	4,321,171	4,301,969	4,285,803	4,262,966	4,247,603
Commercial	549,855	546,936	543,016	539,270	535,790
Industrial	10,922	11,370	11,708	12,244	13,243
Public authorities	46,493	46,684	46,718	46,902	47,193
Agricultural	21,917	22,086	22,321	22,315	22,414
Railroads and railways	83	82	73	67	58
Interdepartmental	24	22	23	23	23
Total Number of Customers	**4,950,465**	**4,929,149**	**4,909,662**	**4,883,787**	**4,866,324**
Number of New Connections	**22,866**	**19,829**	**25,566**	**32,145**	**46,048**
Area Peak Demand (MW)	**21,981**	**22,374**	**22,771**	**22,112**	**22,020**

Note: See Edison International Financial and Statistical Reports for further information

September 23, 2013 5 EDISON INTERNATIONAL®

Exhibit 99.1

Leading the Way in Electricity SM

SCE Operational Excellence Framework

VISION
To be an industry pacesetter providing safe, reliable, and affordable electric service to our customers

MISSION
Safely delivering reliable, affordable electricity to our customers.

VALUES
Integrity, Excellence, Respect, Continuous Improvement, Teamwork

STRATEGIC OBJECTIVES	SAFETY	CUSTOMER SERVICE EXCELLENCE & RELIABILITY		AFFORDABILITY		PEOPLE
2013 SCE GOALS	DART INJURY RATE	J.D. POWER CUSTOMER SAT	GENERATION RELIABILITY INDEX	MAJOR CAPITAL PROJECTS	O&M PER CUSTOMER COST EFFICIENCY METRIC	WORKPLACE IMPROVEMENT PLANS
	PUBLIC SAFETY	SAIDI / SAIFI	POLE LOADING	SYSTEM AVERAGE RATE	CORE EARNINGS PER SHARE	DIVERSE WORKFORCE
				ENERGY COST PER MWh	DBE SPEND	

Operational & Service Excellence is the foundation for serving our customers, adapting to industry change, and providing sustainable earnings and dividend growth for our shareholders

September 23, 2013 6 EDISON INTERNATIONAL®

Exhibit 99.1

Leading the Way in Electricity SM

SCE 2015 CPUC General Rate Case

- Notice of Intent (NOI) submitted to the CPUC's Division of Ratepayer Advocates (DRA) on July 15, 2013
- Request sets base revenue requirement for 2015 – 2017
  - Includes operating costs and CPUC jurisdictional capital
  - Excludes fuel and purchased power (and other utility cost-recovery activities), cost of capital, and FERC jurisdictional transmission
- 2015 revenue requirement request of $6.279 billion
  - $120 million increase, or 2%, over presently authorized base rates
  - Post test year requested increase of $368 million in 2016 and additional increase of $331 million in 2017
  - Assumes full recovery of SONGS rate base and net investment – O&M, capex tied to early retirement
- Request consistent with SCE strategy to ramp up infrastructure investment consistent with capital plan while mitigating customer rate impacts through productivity and lower operating costs


Estimated
2013
2014
Q1
Q2
Q3
Q4
Q1
Q2
Q3
Q4
July 15 Notice of Intent
GRC Application
Evidentiary Hearings
Opening and Reply Briefs
Proposed Decision
Final Decision

September 23, 2013 7 EDISON INTERNATIONAL®

Exhibit 99.1

Leading the Way in Electricity SM

CPUC Cost of Capital


CPUC Adjustment Mechanism
Moody's Baa Utility Index Spot Rate
Moving Average (10/1/2012 – 7/1/2013) = 4.65%)
100 basis point +/- Deadband
Starting Value – 5.00%
Rate (%)
7
6
5
4
3
Oct-12
Oct-13
Oct-14
Oct-15

- 10.45% Return on Equity (ROE) and adjustment mechanism approved through 2015
  - ROE adjustment based on 12-month average of Moody's Baa utility bond rates, measured from Oct. 1 to Sept. 30
  - If index exceeds 100 basis point deadband from starting index value, authorized ROE changes by half the difference
  - Starting index value based on trailing 12 months of Moody's Baa index as of September 30, 2012 – 5.00%

September 23, 2013 8 EDISON INTERNATIONAL®

Exhibit 99.1 EDISON INTERNATIONAL® Leading the Way in Electricity SM September 23, 2013 9 2012 FERC Formula Rate Settlement • August 2011 – FERC accepted SCE’s formula rates subject to refund and settlement • August 2013 – SCE filed settlement for rates retroactive to January 1, 2012 and interim rate reduction request effective October 1, 2013 • 10.45% settlement ROE:  9.30% base  + 50 bps CAISO participation  + 65 bps weighted average for project incentives • Moratorium on ROE changes through June 30, 2015, when formula rate changes once again can be requested through a Federal Power Act (FPA) Section 205/206 filing  FPA Section 205 – SCE files for rate revision  FPA Section 206 – FERC, or another party, files a complaint as to the reasonableness of the formula rate • If Chief Judge approves interim rate request by September 6, lower rates based on settlement go into effect on October 1, 2013 • If settlement is approved by November 15, 2013, next formula rate update submitted on December 1, 2013, is effective on January 1, 2014 • Settlement will result in customer refunds of approximately $200 million during 2014 • No material impact on SCE earnings in 2013

Exhibit 99.1 EDISON INTERNATIONAL® Leading the Way in Electricity SM September 23, 2013 10 $2.2 $2.4 $2.9 $3.8 $3.9 $3.9 2007 2008 2009 2010 2011 2012 SCE Historical Capital Expenditures ($ billions)

Exhibit 99.1

Leading the Way in Electricity [SM]

SCE Historical Rate Base and Core Earnings

($ billions)

2007 – 2012 CAGR	
Rate Base	11%
Core Earnings	15%



$12.5
$13.1
$15.0
$16.8
$18.8
$21.0
2007
2008
2009
2010
2011
2012

	2007	2008	2009	2010	2011	2012
Core Earnings	$2.07	$2.25	$2.68	$3.01	$3.33	$4.10

Note: Recorded rate base, year-end basis. See Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix

September 23, 2013 11 *EDISON INTERNATIONAL®*

Exhibit 99.1

Leading the Way in Electricity℠

Capital Expenditures Forecast

($ billions)



Distribution
Transmission
Generation
$4.0
$4.0
$4.2
$4.2
$3.9
2013
2014
2015
2016
2017

						2013-17 Total
Requested	$4.0	$4.0	$4.2	$4.2	$3.9	$20.3
Range	$3.7	$3.7	$3.5	$3.6	$3.3	$17.8

$17.8 – $20.3 billion forecasted capital program 2013 – 2017

- Capital expenditures plateau at approximately $4 billion per year
- CPUC GRC requests additional infrastructure replacement to approximate the mean time to failure of equipment
- Includes incremental $360 million SCE estimate Chino Hills undergrounding capital for single circuit configuration
- SONGS capex based on early retirement

Note: 2013-17 forecasted capital spending subject to timely receipt of permitting, licensing, and regulatory approvals. Forecast range reflects an average 12% variability based on the average level of historical experienced over the last five years. Assumes sale of SCE's Four Corners Generating Station interest in 2013.

September 23, 2013 12 EDISON INTERNATIONAL®

Exhibit 99.1 EDISON INTERNATIONAL® Leading the Way in Electricity SM September 23, 2013 13 ($ billions) Rate Base Forecast Note: Weighted-average year basis, including: (1) forecasted 2013-2014 FERC and 2015-2017 CPUC rate base requests; (2) consolidation of CWIP projects; and (3) estimated impact of bonus depreciation provisions. Rate Base forecast range reflects capital expenditure forecast range. Smart Grid • Driven by infrastructure replacement, reliability investments, and public policy requirements • FERC rate base includes CWIP and is approximately 21% of 2013 rate base forecast, increasing to 23% in 2017 • Excludes SONGS rate base, which is addressed in OII process • Includes Chino Hills undergrounding CAGR 7 – 9% projected rate base 2013 – 2017 $20.3 $21.8 $23.5 $25.2 $26.7 $20.5 $22.4 $24.7 $27.1 $29.1 2013 2014 2015 2016 2017 Requested Range

Exhibit 99.1

Leading the Way in Electricity SM

SCE Large Transmission Projects

($ millions)

Project Name	Total Project Costs[1]	In Service Date	FERC Incentives	2013 – 2017 Forecast	Status[2]
Tehachapi 1-11	$2,860	2016	125 bps ROE adder	$917	• Total project costs and in service date include Chino Hills undergrounding and exclude FAA Petition For Modification • SCE estimates undergrounding to be $360 million nominal, including voltage control
Devers-Colorado River	$860	Q3 2013	100 bps ROE adder	$337	• Expected in service date Q3 2013
Eldorado-Ivanpah	$385	Q3 2013	N/A	$227	• Expected in service date Q3 2013


Highwind
Windhub
Whirlwind
Antelope
Vincent
Pardee
Eldorado
Ivanpah
Mira Loma
Devers
Valley
Colorado River
Service Territory
Existing Substation
DCR 500kV
Eldorado Ivanpah
Tehachapi Segments 1-3 500kV
Tehachapi Segments 4-11 500kV

1 Total Project Costs are nominal direct expenditures, subject to CPUC and FERC cost recovery approval

2 SCE's estimate of $360 million nominal provided to the CPUC on April 12, 2013, is subject to change based on final scope, final engineering and other factors

September 23, 2013 14 EDISON INTERNATIONAL®

Exhibit 99.1

Leading the Way in Electricity SM

SCE Distribution Program

- Average equipment age beginning to approach mean time to failure making it critical to achieve equilibrium replacement rates
- 2015 GRC request represents ~120% increase in infrastructure replacement over 2012 GRC Authorized
- Demonstrated operational capability to execute current infrastructure replacement programs
- Slow growth in California economy, resulting in less customer growth, allows for increased infrastructure replacement expenditures



2015 – 2017 Requested GRC Expenditures in Distribution Assets $9.4 Billion


Other[2]
Load Growth
General Plant[1]
New Service Connections
Infrastructure Replacement

Achieving equilibrium replacement rates requires a sustained commitment over multiple rate case cycles creating a long-term growth opportunity

1 Includes information technology, facilities/buildings, corporate center, etc.
2 Includes underground conversions, customer requests/relocations, claims, customer meters, etc.

September 23, 2013 15 EDISON INTERNATIONAL®

Exhibit 99.1 EDISON INTERNATIONAL® Leading the Way in Electricity SM September 23, 2013 16 $1.16 $1.22 $1.24 $1.26 $1.28 $1.30 $1.35 $2.07 $2.25 $2.68 $3.01 $3.33 $4.10 $3.50 $0.00 $1.00 $2.00 $3.00 $4.00 $5.00 2007 2008 2009 2010 2011 2012 2013 SCE Core EPS EIX Dividend Paid (39%) EIX Dividend Growth EIX increased its dividend for the 9th consecutive year to an annual rate of $1.35 per share for 2013 • EIX targets paying out 45 – 55% of SCE earnings • Dividend growth rate slowed to help fund large utility capital program, which plateaus in 2013 • EIX plans to return to target dividend range over time SCE Core EPS EIX Dividend 15% 2% 2007 – 2012 CAGR (38%) (42%) (46%) (54%) (56%) Note: See Use of Non-GAAP Financial Measures in Appendix for reconciliation of core earnings per share to basic earnings per share (32%) Guidance Midpoint

Exhibit 99.1

Leading the Way in Electricity SM

2013 Core and Basic Earnings Guidance

	2013 Earnings Guidance as of 6/7/13			2013 Earnings Guidance as of 8/1/13		
	Low	Mid	High	Low	Mid	High
SCE		$3.50			$3.50	
EIX Parent & Other		(0.15)			(0.15)	
EIX Core EPS	**$3.25**	**$3.35**	**$3.45**	**$3.25**	**$3.35**	**$3.45**
Non-core Items	(1.24)		(0.86)	(1.03)		(1.03)
EIX Basic EPS	**$2.01**		**$2.59**	**$2.22**		**$2.42**

SONGS Guidance:

- $(0.15) per share from removal of $1.2 billion rate base effective in June pending regulatory treatment of return on investment
- $(0.03) per share from no AFUDC on CWIP effective in June pending regulatory treatment of return on investment
- $(0.02) per share of other transition costs
- $(1.12) per share non-core charge

Other Assumptions:

- Approved capital structure – 48% equity, 10.45% CPUC & FERC ROE
- No material impact from FERC settlement
- 325.8 million common shares outstanding
- SCE positive variances from rate base forecast include: income tax repair deduction, O&M cost savings/other, energy efficiency earnings
- EME results not consolidated
- No changes in tax policy
- O&M cost savings flow through to ratepayers in 2015 GRC
- No SONGS insurance or warranty recoveries
- No non-core items except $(1.03) per share reported year to date

Note: See Use of Non-GAAP Financial Measures in Appendix

September 23, 2013 17 EDISON INTERNATIONAL®

Exhibit 99.1

Leading the Way in Electricity SM

Creating Shareholder Value

	Resolve Uncertainties	Create Sustainable Earnings and Dividend Growth	Position for Transformative Sector Change
What We've Done	• SCE 2012 GRC • SCE 2013 cost of capital • SCE 2012 FERC formula rate settlement	• 5-year rate base CAGR of 11% (2007 – 2012) • 15% Core EPS growth (2007 – 2012) • 9 consecutive dividend increases	• Leadership and development • Advanced technologies • New business development / strategic planning
What Remains	• Execute wires-focused investment program • SCE 2015 GRC • Resolve SONGS cost recovery • Resolve EME	• 7 – 9% projected rate base growth (2013 – 2017) • Optimize cost structure through operational excellence • Grow through investments • Return to target dividend range over time	• Legislative and regulatory advocacy • Rate design reform – AB 327 • Evaluate new power sector business opportunities

Note: See Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix.

September 23, 2013 18 EDISON INTERNATIONAL®

Exhibit 99.1 EDISON INTERNATIONAL® Leading the Way in Electricity SM September 23, 2013 19 EME Bankruptcy • December 2012, EME and certain of its wholly-owned subsidiaries filed voluntary petitions for Chapter 11 bankruptcy • EIX recorded full impairment of EME in 2012 and no longer consolidates EME earnings and losses • July 2013, Transaction Support Agreement terminated by Consenting Noteholders  Extension of the Tax Allocation Agreement in the TSA no longer effective and the current expiration date reinstated – December 31, 2013  Claims EIX submitted on a contingency basis released and EIX subject to claims of EME or creditors • July 2013, unsecured creditor committee filed Motion for Standing and claims in bankruptcy court  EIX believes the unsecured credit committee allegations and claims are without merit EIX will vigorously contest unsecured credit committee allegations and claims

Exhibit 99.1 EDISON INTERNATIONAL® Leading the Way in Electricity SM September 23, 2013 20 Updates Since Our Last Presentation • EME Bankruptcy – new slide (p. 19) • SONGS Regulatory – CPUC OII Testimony (p. 25) • Legislative Rate Reform – AB327 – new slide (p. 34) • SCE Energy Efficiency Programs (p. 39)

Exhibit 99.1 EDISON INTERNATIONAL® Leading the Way in Electricity SM September 23, 2013 21 Appendix – SONGS

Exhibit 99.1

Leading the Way in Electricity℠

SONGS – Supplemental Data

($ millions)

(SCE Share as of June 30, 2013)	Since 1/1/2012
Revenue Requirement Collected[1]	$860
Steam Generator Replacement (SGRP) – Approved[2]	$665
SGRP Total – Incurred	$602
Incremental Inspection & Repair Costs	$115
Severance – Shut Down[3]	$56
Physical (Total)	
SCE Ownership	78.21%
Capacity (MW)	2,150
2011 Generation (million kWh)	18,097

(As of May 31, 2013)	Unit 2	Unit 3	Common Plant	Total
Rate Base				
Net Plant in Service[4]	$606	$430	$259	$1,295
Materials and Supplies	—	—	100	100
Accumulated Deferred Income Taxes	(119)	(74)	(46)	(238)
Total Rate Base	**$487**	**$356**	**$313**	**$1,156**
Add: Acc. Deferred Income Taxes	119	74	46	238
Add: Construction Work in Progress	25	99	106	230
Add: Nuclear Fuel	153	216	102	471
Total Net Investment	**$784**	**$745**	**$567**	**$2,096**

1 Includes direct operations and maintenance costs, depreciation, and return on investment
2 In 2005 the CPUC authorized expenditures of approximately $525 million ($665 million based on SCE's estimate after adjustment for inflation using the Handy-Whitman Index) for SCE's 78.21% share of SONGS. Subject to CPUC reasonableness review
3 Severance costs recorded in SONGSMA until funding of post June 6, 2013, closure activities is transitioned from base rates to nuclear decommissioning trusts
4 Net of accumulated depreciation

September 23, 2013 22 EDISON INTERNATIONAL®

Exhibit 99.1 EDISON INTERNATIONAL® Leading the Way in Electricity SM September 23, 2013 23 SONGS – Asset Impairment (As of May 31, 2013 – $ millions) Exposure to refunds for amounts collected from customers Exposure to recovery of net investment from future rates Regulatory Asset1 Net Investment $2,096 Less: Asset impairment (575) Regulatory Asset2 $1,521 Revenue Subject to Refund Since 1/1/12 Since 11/1/12 Authorized revenues $804 $262 Replacement power $670 $329 Net Investment in SONGS Net investment as of May 31, 2013 $2,096 1 Such assessment and judgment is subject to considerable uncertainty, and regulatory principles and precedents are not necessarily binding and are capable of interpretation 2 Includes approximately $404 million of PP&E, including CWIP, that is expected to support ongoing activities at the site and excess nuclear fuel and material and supplies that, if sold, would reduce the amount of the regulatory asset by such proceeds Recognition of a regulatory asset is based on an assessment that such amount is probable of recovery1

Exhibit 99.1

Leading the Way in Electricity SM

SONGS Regulatory – CPUC OII Phases

- October 2012, CPUC issued Order Instituting Investigation for SONGS outages (I.12-10-013)
  - Consolidates all SONGS proceedings to determine appropriate cost recovery – steam generator project, market power, capital expenditures, operations and maintenance, seismic studies
  - All SONGS costs since January 1, 2012, tracked in memorandum account (SONGSMA)

	Next Steps
Phase 1A[1] – Establish methodology to determine market-related costs attributable to the SONGS outages	Phase 1A August 28: briefs September 9: reply briefs
Phase 1B – Determine whether expenses and capital expenditures recorded in SONGSMA were reasonable	Phase 1B Decision Q4 2013
Phase 2[2] – Asset adjustments to rate base and associated O&M as of November 1, 2012	October 7: evidentiary hearings November 7: opening briefs November 22: reply briefs February 2014: decision
Phase 3 – Reasonableness and responsibility of steam generator replacement project costs; steam generator damage, repair, and inspection costs	TBD
Phase 4 – Adjustments to 2013 revenue requirement	TBD

1 Subject to change. Based on July 1, 2013, ALJ Scoping Memo
2 Subject to change. Based on July 31, 2013, ALJ Scoping Memo as updated by August 9, 2013, ALJ memo

September 23, 2013 24 EDISON INTERNATIONAL®

Exhibit 99.1 EDISON INTERNATIONAL® Leading the Way in Electricity SM September 23, 2013 25 SONGS Regulatory – CPUC OII Testimony • August 2013, SCE Phase 2 testimony requested return on 2013 investment1:  $425 million used and useful, materials and supplies – 7.90% through December 2017 (currently authorized full rate of return); 5.54% through 2020 (weighted cost of debt and preferred)  $733 million retired – 5.54% over 5 years (weighted cost of debt and preferred) • September 2013, the Division of Ratepayer Advocates (DRA) and The Utility Reform Network (TURN) filed Phase 2 testimony2:  DRA requested assigning cost recovery of 75% of pre-Replacement Steam Generator plant and no return based on SONGS only operating for 3/4 of the license life (30 out of 40 years)  TURN requested a refund of return on investment after 1/30/2012, no Replacement Steam Generator recovery after 1/30/2012, and amortization of non-Replacement Steam Generator plant over the license life with no return 1 Includes construction work in progress and adjustments to deferred taxes. Please refer to August 14, 2013, SCE-40 testimony for more information. 2 Summary only. Please refer to September 10, 2013, intervener testimony for more information.

Exhibit 99.1

Leading the Way in Electricity SM

SONGS – Recovery Examples

Docket#	Owner & Project	Return of Investment	Partial Return on Investment
D.92-08-036	SCE – SONGS 1 generating plant	◆	◆
D.12-10-051	SCE – GRC Legacy Meters	◆	◆
D.11-05-018	PG&E – GRC Legacy Meters	◆	◆
D.11-09-017	Golden State Water – Hill Street Treatment Facility	◆	◆
D.83-08-031	Pacific Bell – Telecommunications equipment	◆	◆
D.92-12-057	PG&E – Geysers 15 generating plant	◆	
D.85-08-046	PG&E – Humboldt Bay 3 generating plant	◆	
D.12-10-051	SCE – GRC Mohave generating plant	◆	
D.85-12-108	SDG&E – Generating plants	◆	

Precedents are subject to interpretation and considerable uncertainty regarding their applicability to the particular circumstances of other matters, and may be found by a later commission not to be binding on that commission. No decisions have been rendered in the OII proceeding regarding recoverability of costs from future rates or refunds of amounts to customers. The CPUC may or may not agree with SCE.

September 23, 2013 26 EDISON INTERNATIONAL®

Exhibit 99.1 EDISON INTERNATIONAL® Leading the Way in Electricity SM September 23, 2013 27 SONGS Third-Party Recovery – MHI Warranty Warranty Summary Notice of Dispute • 20-year warranty:  Repair or replace defective items  Specified damages for certain repairs  $138 million liability limit, excluding consequential damages (e.g. replacement power)  Limits subject to applicable exceptions in the contract and under law • 7 invoices submitted totaling $149 million for repair costs through April 30  First invoice of $45 million ($36 million SCE share) paid, subject to audit, reservation of rights regarding documentation • July 2013, Notice of Dispute submitted to MHI • Exceptions to damage limitations are argued to apply:  Direct Damages – $138 million warranty cap does not apply due to, among other things, gross negligence  Consequential Damages – contract waiver does not apply due to, among other things, “failure of essential purpose” • Notice of Dispute does not foreclose or limit other theories or facts • 90-day period to resolve differences prior to initiating arbitration SCE’s position is that the steam generator tube leak and resulting damages represent a total and fundamental failure of performance by MHI

Exhibit 99.1 EDISON INTERNATIONAL® Leading the Way in Electricity SM September 23, 2013 28 SONGS Third-Party Recovery – NEIL Insurance • Property damage and outage insurance through Nuclear Electric Insurance Limited (“NEIL”)  Property Damage Policies – $2.5 million deductible; $2.75 billion liability limit  Outage Policy – weekly indemnity up to $3.5 million per unit after 12-week deductible period ($2.8 million per unit per week if both are out due to same “accident”); $490 million limit per unit ($392 million each if both units are out due to the same “accident”)  Exclusions and limitations may reduce or eliminate coverage  Proof of loss must be submitted within 12 months of damage or outage • Outage policy benefits are reduced to:  80% of weekly indemnity after 52 weeks; and  10% of weekly indemnity after early retirement announcement • Separate proofs of loss have been filed for Unit 2 and Unit 3 under NEIL outage policy totaling $352 million ($276 million SCE share) for amounts through April 27, 2013  Estimated total claims through June 6 early retirement decision is approximately $388 million ($304 million SCE share)  SCE is seeking weekly indemnity amounts provided under outage policies for each Unit  SCE has not submitted a proof of loss under the property damage policies – SCE has received an extension to file such a claim to December 31, 2013 • NEIL has advised SCE that it does not expect to make any determinations of coverage until late in the fourth quarter of 2013 or possibly 2014

Exhibit 99.1 EDISON INTERNATIONAL® Leading the Way in Electricity SM September 23, 2013 29 SONGS – Decommissioning Decommissioning Trusts • Decommissioning costs recovered in rates approved by CPUC in triennial proceeding • December 2012, A.12-12-013 Joint Filing with SDG&E submitted • July 2013, updated early retirement scenario total decommissioning cost  SCE request to stay proceeding until site-specific decommissioning plan is completed  SCE request that currently authorized annual decommissioning contributions of $23 million be maintained Decommissioning Process • June 2013, Certification of Permanent Cessation of Power Operations submitted to NRC • Three NRC-approved decommissioning methods available • United States Navy lease requires return of property to original condition • Estimated decommissioning period of 2022 to 2055 may be accelerated

Exhibit 99.1 EDISON INTERNATIONAL® Leading the Way in Electricity SM September 23, 2013 30 Coastal Power Plants Local Reliability Areas (generalized) California Transmission System (partial, generalized) CA Once Through Cooling Policy – Legend SCE System Reliability • Short-term SONGS closure solutions  Transmission – 220 kV Barre-Ellis reconfiguration  Voltage support – Huntington Beach 3 and 4 synchronous condensers  Substations – Santiago, Viejo, Johanna capacitor bank upgrades  Generation – El Segundo repower (550 MW), Sentinel (728 MW), Walnut Creek (480 MW)  Conservation – EE, demand response, Flex Alerts • Long-term issues  Once-through cooling – approximately 6,000 MW affected in SCE territory  Air quality and emissions – limitations on permits, cap and trade market  Distributed generation and renewables – integration, flexibility and net load

Exhibit 99.1 EDISON INTERNATIONAL® Leading the Way in Electricity SM September 23, 2013 31 Appendix – Regulatory

Exhibit 99.1 EDISON INTERNATIONAL® Leading the Way in Electricity SM September 23, 2013 32 12.3 16.1 US Average SCE 31% Higher SCE Rates and Bills Comparison • SCE’s residential rates are above national average due, in part, to a cleaner fuel mix – cost for renewables are higher than high carbon sources • Average monthly residential bills are lower than national average – higher rate levels offset by lower usage  41% lower SCE residential customer usage than national average, from mild climate and higher energy efficiency building standards • Public policy mandates (33% RPS, AB32 GHG, Once-through Cooling) and electric system requirements will drive rates and bills higher Source: EIA's Form 826 Data Monthly Electric Utility Sales and Revenue Data for the Data 12 Months Ending April 2013. 2012 Average Residential Rates (¢/kWh) 2012 Average Residential Bills ($ per Month) Key Factors ¢ ¢ SCE’s average residential rates are above national average, but residential bills are below national average due to lower energy usage $123 $95 US Average SCE 23% Lower

Exhibit 99.1 EDISON INTERNATIONAL® Leading the Way in Electricity SM September 23, 2013 33 Distributed Generation • Distributed generation (DG) will be a key part of the future generation mix due to:  Rapidly declining cost of solar photovoltaic panels  Challenges to building new generation and transmission facilities  Public policy support Rate Design Investment EIX is focused on properly integrating DG into the grid through rate design and NEM reform, and making investments in emerging technologies • AB 327 • CPUC Order Instituting Ratemaking • Monthly fixed charge • Net energy metering (NEM) tariff structure • Small, targeted investments  SoCore Energy (acquisition) – commercial / industrial DG developer  Optimum Energy (investment) – energy optimization  Clean Power Finance (investment) – solar industry financial services and software provider

Exhibit 99.1 EDISON INTERNATIONAL® Leading the Way in Electricity SM September 23, 2013 34 Legislative Rate Reform – AB 327 September 2013, Assembly Bill 327 (Perea) provides the following changes to rate structure • Rate Reform  Removes tier restrictions on residential rates  Allows fixed charge up to $10/month ($5 for low income) in 2015 and CPI indexing in 2016  Establishes 30 – 35% discounts for low income customers  Delays residential time-of-use pricing from 2013 to 2018 • Renewables and Net Energy Metering (NEM)  Allows CPUC to require IOUs to procure more than 33% RPS within existing program rules  Codifies full retail NEM cap – 2,240 MW for SCE  Requires NEM tariff program in 2017 that considers impacts to all customers and the grid  Requires grandfathering period for existing NEM customers using a ‘reasonable payback period’ based on year customers took service 12.8¢ 16.0¢ 27.1¢ 31.1¢ 0 5 10 15 20 25 30 35 0 200 400 600 800 1,000 1,200 1,400 ¢/ kW h kWh/month Tier 1 Tier 2 Tier 3 Tier 4 2013 SCE Residential Rate Structure1,2,3 1 Tier structure revised based on the 2012 GRC Phase II proposal approved on March 21, 2013 2 Based on a daily baseline of 342 kWh/month, which is a customer weighted average of baseline allocations of each region SCE serves. Tier 4 does not have a kWh limit. 3 Tier 1 and 2 rates are subject to rate caps established in 2001, as modified by SB695 in 2009

Exhibit 99.1 EDISON INTERNATIONAL® Leading the Way in Electricity SM September 23, 2013 35 SCE Residential Net Metering Rate Structure 8.2¢ 28.3¢20.1¢ 0 5 10 15 20 25 30 ¢/ kW h Solar Subsidies1,2 Generation Rate Subsidy Paid by Other Ratepayers Equivalent Solar Rate 1 Based on average home usage of 1,150 kwh/month, a 4-tier rate structure, and a 4.8kW solar system with a 18% capacity factor that generates 620 kWh per month of electricity 2 Net metering limited to approximately 10% of load – currently represents 1% Residential solar customers receive a subsidy funded by all other non-solar customers in higher tiers • Residential solar customer generation offsets total retail rate • Average retail rate of 28.3¢/kWh vs. actual generation cost of 8.2¢/kWh • Resulting 20.1¢/kWh is a subsidy funded by all other non-solar customers in Tiers 3 and 4.

Exhibit 99.1

Leading the Way in Electricity SM

California Climate Change Policy

- Assembly Bill 32 (2006) – reduces State greenhouse gas (GHG) emissions to 1990 levels by 2020 (~16% reduction)
- Cap and trade program basics:
  - State-wide cap in 2013 – decreases over time
  - Compliance met through allowances, offsets, or emissions reductions
  - Excess allowances sold, or "banked" for future use
  - January 2014 – merger with Quebec cap and trade program
- SCE received 32.3 million 2013 allowances vs. 10.4 million metric tons 2012 GHG emissions
- Allowances sold into quarterly auction and bought back for compliance
  - SB 1018 (2012) – auction revenues used for rate relief for residential (~93%), small business, and large industrial customers

Quarterly Auction Results (Current Vintage)

11/2012	2/2013	5/2013
$10.09/ton	$13.62/ton	$14.00/ton

AB32 Emissions Reduction Programs


High GWP Gases 7%
Cap & Trade 22%
Other 23%
Low Carbon Fuel Standard 19%
RPS 14%
Energy Efficiency 15%

September 23, 2013 36 EDISON INTERNATIONAL®

Exhibit 99.1 EDISON INTERNATIONAL® Leading the Way in Electricity SM September 23, 2013 37 California Renewables Policy • On April 12, 2011, Governor Brown signed SB X 1 2, which codifies a 33% Renewables Portfolio Standard (RPS) for California by 2020  Allows use of Renewable Energy Credits (RECs) for up to 25% of target with decreasing percentages over time  Applies similar RPS rules to all electricity providers (investor- and publicly-owned utilities, as well as Electric Service Providers) • In order to meet the 33% RPS requirement by 2020, SCE will increase its renewable purchases by 10 billion kWh, or 67% While SCE is on target to meet the 33% renewables mandate by 2020, the requirement will put upward pressure on customer rates Solar 6% Small Hydro 4% Geothermal 43% Biomass 6% Wind 41% Actual 2012 Renewable Resources: 20% of SCE’s portfolio

Exhibit 99.1

Leading the Way in Electricity SM

2012 SCE Energy Portfolio[1]

(Billion kWh – Retail Sales)


Market Source[2]
Coal
Natural Gas
Nuclear
Large Hydro
Wind
Solar
Small Hydro
Geothermal
Biomass & Waste
75.6
30.8
41%
5.4
7%
15.8
21%
5.3
7%
3.1
4%
6.2
8%
1.0
1%
0.6
1%
6.5
9%
0.9
1%
Low Carbon
52%
Carbon Neutral
31%
Renewables
20%

More than half of SCE's energy portfolio consists of low-carbon resources including renewables, hydro, and natural gas

1 CEC Power Source Disclosure Program
2 Accounts for non-technology specific energy procured from market

September 23, 2013 38 EDISON INTERNATIONAL®

Exhibit 99.1

Leading the Way in Electricity SM

SCE Energy Efficiency Programs

Energy efficiency programs updated for 2013 – 2014

- SCE is a national leader
  - 2012 energy savings = 1.8% of retail sales[1]
- 2013 budget of $347 million[2] – all balancing account based
- Target 0.9 billion kWh average annual savings for 2013-14 cycle[3] – Reduced goals reflect CPUC-identified market potential for EE

Energy efficiency earnings incentive mechanism modified

- December 2012 – $15 million awarded for 2010 program year
- New earnings mechanism for 2011, 2012 (payable in 2013, 2014) based on 5% management fee and up to 1% performance bonus
- SCE to file earnings claim for 2011 program activity this year – actual payment, if any, subject to CPUC approval
- CPUC approved new incentive mechanism for 2013 and 2014 activities (payable in 2014 and beyond) comprised of performance rewards and management fees

Annual kWh Savings (billions)


1.7
1.6
0.9
0.9
2011
2012
2013
2014

1 Does not include resale sales. Energy savings subject to ex-post CPUC review.
2 Excludes income qualified energy efficiency and integrated demand-side management program funding authorizations for 2013.
3 Based on CPUC goals established for SCE. Market potential changes in response to program funding levels, customer participation assumptions, market influences and the implementation of new building codes and minimum appliance efficiency standards

September 23, 2013 39 EDISON INTERNATIONAL®

Exhibit 99.1 EDISON INTERNATIONAL® Leading the Way in Electricity SM September 23, 2013 40 Appendix – Financial

Exhibit 99.1

Leading the Way in Electricity SM

Second Quarter Earnings Summary

	Q2 2013	Q2 2012	Variance
Core EPS[1]			
SCE	$0.84	$0.59	$0.25
EIX Parent & Other	(0.05)	(0.03)	(0.02)
Core EPS[1]	**$0.79**	**$0.56**	**$0.23**
Non-Core Items			
SCE	$(1.12)	$—	$(1.12)
EIX Parent & Other			
Continuing Operations	—	—	—
Discontinued Operations	0.04	(0.33)	0.37
Total Non-Core	**$(1.08)**	**$(0.33)**	**$(0.75)**
Basic EPS[1]	**$(0.29)**	**$0.23**	**$(0.52)**
Diluted EPS	**$(0.29)**	**$0.22**	**$(0.51)**

SCE Key Core Earnings Drivers		
Impact of delay in 2012 GRC		$0.16
Higher revenue		0.08
Increase in 2013 revenues		
Rate base growth		
Decrease in ROE		
Lower O&M		(0.03)
SONGS inspection and repair	0.04	
SmartConnect project	0.04	
Severance – SONGS direct[2]	(0.05)	
Severance – other	(0.06)	
Higher depreciation		(0.03)
Incremental repair deductions		0.05
Income taxes and other		0.02
Total		$0.25

1 See Earnings Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix
2 Severance costs directly related to SONGS early retirement did not impact earnings. SCE's authorized SONGS revenue requirement offset a portion of these costs and the balance was deferred as a regulatory asset. SCE expects to recover the regulatory asset during the third quarter. All SONGS-related costs are subject to reasonableness review.

September 23, 2013 41 EDISON INTERNATIONAL®

Exhibit 99.1

Leading the Way in Electricity SM

Year-to-Date Earnings Summary

	YTD 2013	YTD 2012	Variance
Core EPS[1]			
SCE	$1.63	$1.14	$0.49
EIX Parent & Other	(0.06)	(0.04)	(0.02)
Core EPS[1]	**$1.57**	**$1.10**	**$0.47**
Non-Core Items			
SCE	$(1.12)	$—	$(1.12)
EIX Parent & Other			
Continuing Operations	0.02	—	0.02
Discontinued Operations	0.07	(0.59)	0.66
Total Non-Core	**$(1.03)**	**$(0.59)**	**$(0.44)**
Basic EPS[1]	**$0.54**	**$0.51**	**$0.03**
Diluted EPS	**$0.54**	**$0.50**	**$0.03**

SCE Key Core Earnings Drivers		
Impact of delay in 2012 GRC		$0.30
SONGS refueling revenue		(0.07)
Higher revenue		0.13
Increase in 2013 revenues		
Rate base growth		
Decrease in ROE		
Lower O&M		0.06
SONGS inspection and repair	0.06	
SONGS refueling costs	0.06	
SmartConnect project	0.07	
Severance – SONGS direct[2]	(0.05)	
Severance – other	(0.09)	
Other	0.01	
Higher depreciation		(0.08)
Higher net financing costs		(0.04)
Incremental repair deductions		0.10
Income taxes and other		0.09
Total		$0.49

1 See Earnings Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix
2 Severance costs directly related to SONGS early retirement did not impact earnings. SCE's authorized SONGS revenue requirement offset a portion of these costs and the balance was deferred as a regulatory asset. SCE expects to recover the regulatory asset during the third quarter. All SONGS-related costs are subject to reasonableness review.

September 23, 2013 42 EDISON INTERNATIONAL®

Exhibit 99.1

Leading the Way in Electricity SM

SCE Results of Operations

($ millions)

- Utility earning activities – revenue authorized by CPUC and FERC to provide reasonable cost recovery and return on investment
- Utility cost-recovery activities – CPUC- and FERC-authorized balancing accounts to recover specific project or program costs, subject to reasonableness review or compliance with upfront standards

	2012			2011		
	Utility Earning Activities	Utility Cost-Recovery Activities	Total Consolidated	Utility Earning Activities	Utility Cost-Recovery Activities	Total Consolidated
Operating Revenue	$6,682	$5,169	$11,851	$6,257	$4,320	$10,577
Fuel and purchased power	—	4,139	4,139	—	3,356	3,356
Operation and maintenance	2,518	1,026	3,544	2,423	964	3,387
Depreciation, decommissioning and amortization	1,562	—	1,562	1,426	—	1,426
Property and other taxes	296	(1)	295	285	—	285
Disallowances and other	32	—	32	—	—	—
Total operating expenses	4,408	5,164	9,572	4,134	4,320	8,454
Operating income	2,274	5	2,279	2,123	—	2,123
Net interest expense and other	(400)	(5)	(405)	(378)	—	(378)
Income before income taxes	1,874	—	1,874	1,745	—	1,745
Income tax expense	214	—	214	601	—	601
Net income	1,660	—	1,660	1,144	—	1,144
Dividends on preferred and preference stock not subject to mandatory redemption	91	—	91	59	—	59
Net income available for common stock	$1,569	$—	$1,569	$1,085	$—	$1,085
Core Earnings			$1,338			$1,085
Non-Core Items			231			—
Total SCE Basic Earnings			$1,569			$1,085

Note: See Use of Non-GAAP Financial Measures.

September 23, 2013 43 EDISON INTERNATIONAL®

Exhibit 99.1

Leading the Way in Electricity SM

SCE Core EPS Non-GAAP Reconciliations

Reconciliation of SCE Core Earnings Per Share to SCE Basic Earnings Per Share

Earnings Per Share Attributable to SCE	2007	2008	2009	2010	2011	2012	CAGR
Core EPS	**$2.07**	**$2.25**	**$2.68**	**$3.01**	**$3.33**	**$4.10**	**15%**
Non-Core Items							
Tax settlement	—	—	0.94	0.30	—	—	
Health care legislation	—	—	—	(0.12)	—	—	
Regulatory and tax items	0.10	(0.15)	0.14	—	—	0.71	
Total Non-Core Items	0.10	(0.15)	1.08	0.18	—	0.71	
Basic EPS	**$2.17**	**$2.10**	**$3.76**	**$3.19**	**$3.33**	**$4.81**	**17%**

Note: See Use of Non-GAAP Financial Measures

September 23, 2013 44 EDISON INTERNATIONAL®

Exhibit 99.1

Leading the Way in Electricity℠

Non-GAAP Reconciliations

($ millions)

Reconciliation of EIX Core Earnings to EIX GAAP Earnings

Earnings Attributable to Edison International	Q2 2013	Q2 2012	YTD 2013	YTD 2012
Core Earnings				
SCE	$274	$191	$530	$373
EIX Parent & Other	(15)	(8)	(20)	(13)
Core Earnings	**$259**	**$183**	**$510**	**$360**
Non-Core Items				
SCE – SONGS impairment	$(365)	$–	$(365)	$–
EIX Parent & Other				
Continuing Operations	–	–	7	–
Discontinued operations	12	(109)	24	(193)
Total Non-Core	**(353)**	**(109)**	**(334)**	**(193)**
Basic Earnings	**$(94)**	**$74**	**$176**	**$167**

Note: See Use of Non-GAAP Financial Measures. EME's financial results are reported as non-core for all periods

September 23, 2013 45 EDISON INTERNATIONAL®

Exhibit 99.1

Leading the Way in Electricity SM

Quarterly Earnings Per Share Highlights

2011

	Q1	Q2	Q3	Q4	2011
SCE	$0.68	$0.65	$1.25	$0.76	$3.33
EIX – Parent and Other	(0.03)	(0.02)	(0.01)	0.03	(0.02)
Core EPS	**$0.65**	**$0.63**	**$1.24**	**$0.79**	**$3.31**
Non-core items	0.02	0.01	(0.03)	(0.11)	(0.11)
EIX Parent and Other – Discontinued Operations	(0.06)	(0.10)	0.10	(3.25)	(3.31)
Basic EPS	**$0.61**	**$0.54**	**$1.31**	**$(2.57)**	**$(0.11)**

2012

	Q1	Q2	Q3	Q4	2012
SCE	$0.56	$0.59	$1.11	$1.85	$4.10
EIX – Parent and Other	(0.03)	(0.02)	(0.07)	(0.06)	(0.18)
Core EPS	**$0.53**	**$0.57**	**$1.04**	**$1.79**	**$3.92**
Non-core items	0.01	—	0.05	0.63	0.69
EIX Parent and Other – Discontinued Operations	(0.26)	(0.34)	(0.51)	(4.07)	(5.17)
Basic EPS	**$0.28**	**$0.23**	**$0.58**	**$(1.65)**	**$(0.56)**

Note: See Earnings Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix

September 23, 2013 46 EDISON INTERNATIONAL®

Exhibit 99.1 EDISON INTERNATIONAL® Leading the Way in Electricity SM September 23, 2013 47 Edison International's earnings are prepared in accordance with generally accepted accounting principles used in the United States. Management uses core earnings internally for financial planning and for analysis of performance. Core earnings are also used when communicating with investors and analysts regarding Edison International's earnings results to facilitate comparisons of the Company's performance from period to period. Core earnings are a non-GAAP financial measure and may not be comparable to those of other companies. Core earnings (or losses) are defined as earnings or losses attributable to Edison International shareholders less income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings, such as: exit activities, including sale of certain assets, and other activities that are no longer continuing; asset impairments and certain tax, regulatory or legal settlements or proceedings. A reconciliation of Non-GAAP information to GAAP information is included either on the slide where the information appears or on another slide referenced in this presentation. Use of Non-GAAP Financial Measures EIX Investor Relations Contacts Scott Cunningham, Vice President (626) 302-2540 scott.cunningham@edisonintl.com Felicia Williams, Senior Manager (626) 302-5493 felicia.williams@edisonintl.com